Exhibit 5


                         AMENDMENT TO RIGHTS AGREEMENT

               Amendment Number One, dated as of July 10, 1997, to the Rights Agreement, dated as of June 25, 1997 (the "Rights Agreement"), between Falcon Drilling Company, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent").

               WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights
     (as defined therein);

               WHEREAS, the Company desires to amend the Rights
     Agreement in accordance with Section 27 of the Rights
     Agreement;

               WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of July 10, 1997 (the "Merger Agreement"), among R&B Falcon Corporation, FDC Acquisition Corp., Reading & Bates Acquisition Corp., the Company and Reading & Bates Corporation ("R&B");

               WHEREAS, as a condition to the Merger Agreement and in order to induce R&B to enter into the Merger Agreement, the Company proposes to enter into a Stock Option Agreement, dated as of July 10, 1997, between the Company and R&B (the "Stock Option Agreement"), pursuant to which the Company will grant R&B an option (the "Option") to purchase up to 15,753,823 (as such number may be adjusted as set forth in the Stock Option Agreement) shares of common stock, par value $.01 per share of the Company; and

               WHEREAS, the Board of Directors of the Company has determined it advisable and in the best interest of its stockholders to amend the Rights Agreement to enable the Company to enter into the Stock Option Agreement and consummate the transactions contemplated thereby without causing R&B to become an "Acquiring Person" (as defined in the Rights Agreement).

               NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Rights
     Agreement, the parties hereby agree as follows:

               Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Rights Agreement.

               Section 2.  Amendments to Rights Agreement. The
     Rights Agreement is hereby amended as set forth in this
     Section 2.

                         (a)  Section 1(a) of the Rights Agreement
     is hereby amended by deleting the second sentence thereof and inserting in lieu thereof the following:

          "Notwithstanding the foregoing: (i) "Acquiring Person" shall not include any Person who becomes an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding due to the repurchase of Common Shares by the Company unless and until such Person shall purchase or otherwise become the Beneficial Owner of any additional Common Shares of the Company; (ii) any Person who, as of the Close of Business on June 25, 1997, is the Beneficial Owner of 10% or more of the Common Shares of the Company outstanding at such time shall not be deemed to be or to have become an "Acquiring Person" until August 1, 1997, and on August 1, 1997 shall be deemed to be an "Acquiring Person" if, but only if, as of the Close of Business on August 1, 1997, such Person is the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, provided that if such Person shall, subsequent to the Close of Business on June 25, 1997, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall thereupon be deemed to be an "Acquiring Person," unless upon the consummation of such acquisition of beneficial ownership by such Person such Person is not the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding; (iii) S-C Rig Investments, L.P. and its Affiliates and Associates shall not be deemed to be an Acquiring Person so long as they are the Beneficial Owner of no more than 40% of the Common Shares of the Company then outstanding; (iv) Reading & Bates Corporation ("R&B"), and its Affiliates and Associates shall not be deemed to be an Acquiring Person as a result of the grant of the Option (as defined in the Stock Option Agreement) pursuant to the Stock Option Agreement, dated as of July 10, 1997, between the Company and R&B (the "Stock Option Agreement") or at any time following the exercise thereof and the issuance of the Common Shares of the Company in accordance with the terms of the Stock Option Agreement; and (v) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph
          (a), became such inadvertently (including, without limitation, because (x) such Person was unaware that it beneficially owned a percentage of the Common Shares of the Company that would otherwise cause such Person to be an "Acquiring Person" or (y) such Person was aware of the extent of its beneficial ownership of Common Shares of the Company but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable divested or divests itself of beneficial ownership of a sufficient number of Common Shares of the Company so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement."

               Section 3.  Miscellaneous.

                         (a)  The term "Agreement" as used in the
     Rights Agreement shall be deemed to refer to the Rights
     Agreement as amended hereby.

                         (b)  The foregoing amendment shall be
     effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                         (c)  This Amendment may be executed in two
     or more counterparts, each of which shall be deemed to be an original, but all for which together shall constitute one and the same instrument.

                         (d)  This Amendment shall be deemed to be
     a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to be duly executed and attested, all as of the day and year first above written.


     Attest:                           FALCON DRILLING COMPANY, INC.

     By: /s/ Leighton Moss             By: /s/ Steven A. Webster
        -------------------------         ---------------------------
        Name:  Leighton Moss           Name:  Steven A. Webster
        Title: Vice President          Title: Chief Executive Officer


     Attest:                           AMERICAN STOCK TRANSFER &
                                       TRUST COMPANY

     By: /s/ Susan Silber              By: /s/ Herbert J. Lemmer
        --------------------------         --------------------------
        Name:  Susan Silber                Name:  Herbert J. Lemmer
        Title: Assistant Secretary         Title: Vice President